UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2015

Medley Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

375 Park Avenue, 33rd Floor, New York, NY 10152

(Address of principal executive offices) (Zip Code)

(212) 759-0777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 3, 2015, MCC Advisors LLC (“MCC Advisors”), a subsidiary of Medley Management Inc. (the “Company”) and the investment manager for Medley Capital Corporation (“MCC”), a permanent capital vehicle and business development company of the Company, recommended and, in consultation with MCC’s board of directors, agreed to reduce its fees under its investment management agreement with MCC.

Beginning January 1, 2016, MCC Advisors’ base management fee will be reduced to 1.50% on MCC’s gross assets above $1 billion. In addition, MCC Advisors will reduce its incentive fee from 20% on pre-incentive fee net investment income over an 8% hurdle, to 17.5% on pre-incentive fee net investment income over a 6% hurdle with a catch-up. Moreover, the revised incentive fee will include a netting mechanism and will be subject to a rolling three-year look back from January 1, 2016 forward. Under no circumstances will the new fee structure result in higher fees to MCC Advisors than fees under its current investment management agreement with MCC. Other than the foregoing, no other fee reductions have been made under the Company’s management agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.
By:	/s/ Richard T. Allorto Jr.
	Name:	Richard T. Allorto Jr.
	Title:	Chief Financial Officer

Date: December 7, 2015